UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 1, 2012

Piedmont Natural Gas Company, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-6196	56-0556998
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4720 Piedmont Row Drive, Charlotte, North Carolina		28210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	704-364-3120

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 1, 2012, Piedmont Natural Gas Company, Inc. (the "Company") entered into a new commercial paper program (the "Program") pursuant to which the Company may issue short-term, unsecured commercial paper notes (the "Notes"). Amounts available under the Program may be borrowed, repaid and re-borrowed from time to time, with the aggregate principal amount outstanding under the Program not to exceed $650 million. The Program was entered into pursuant to commercial paper dealer agreements with two commercial paper dealers (the "Dealers"), each agreement being dated as of March 1, 2012 (collectively, the "Dealer Agreement"). The Dealer Agreement provides the terms under which the Dealers will either purchase from the Company or arrange for the sale by the Company of the Notes pursuant to a private placement exemption and contains customary representations, warranties, covenants and indemnification provisions.

Under the Program, which is backed up by the Company’s $650 million multi-year revolving credit facility, the Company may issue the Notes from time to time and will use the proceeds to finance the Company’s short term liquidity needs and for other general corporate purposes. The Notes will rank pari passu with all of the Company’s other unsecured and unsubordinated indebtedness. The maturities of the Notes will vary, but may not exceed 397 days from the date of issue. The Notes will be sold under customary terms in the commercial paper market and will be issued at a discount from par, or, alternatively, will be sold at par and bear varying interest rates on a fixed or floating basis. The interest rates will vary based on market conditions and the ratings assigned to the Notes by credit rating agencies at the time of issuance.

The Dealers and certain of their respective affiliates have performed, are performing and in the future may perform, various commercial banking, investment banking and other financial advisory services for the Company, for which they have received, are receiving and will receive, customary fees and expenses.

The foregoing description of the Program and the Notes is a summary and is qualified in its entirety by the complete text of the Dealer Agreement.

The Notes have not been and will not be registered under the Securities Act of 1933, as amended and may not be offered or sold absent such registration or an exemption from such registration requirement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Natural Gas Company, Inc.

March 1, 2012	By:	Jane Lewis-Raymond

Name: Jane Lewis-Raymond
Title: Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance and Community Affairs Officer